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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - May 6, 2002


                       Plains All American Pipeline, L.P.
                (Name of Registrant as specified in its charter)


             DELAWARE                        0-9808              76-0582150
   (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
 of incorporation or organization)                           Identification No.)


                                 333 Clay Street
                              Houston, Texas 77002
                                 (713) 646-4100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                                       N/A
         (Former name or former address, if changed since last report.)

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Item 7.    Financial Statements and Exhibits

           (c)    Exhibit 99.1 - Press Release dated May 6, 2002.

Item 9.  Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8K, the following information (including Exhibit 99.1) shall not be deemed "filed" for purposes of
Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     Acquisition of Shell West Texas Pipeline Business Unit

     Plains All American Pipeline, L.P. (the "Partnership") announced today that it has reached a definitive agreement to acquire certain crude oil pipeline assets from Shell Pipeline Company LP (f/k/a Equilon Pipeline Company LLC) and Equilon Enterprises LLC (d.b.a. Shell Oil Products US)(collectively, "Shell"). The transaction is subject to the performance of customary due diligence and receipt of regulatory approvals and is expected to close within the next 90 days.

     Primary assets included in the transaction are interests in: (i) the Basin Pipeline System, (ii) the Rancho Pipeline System and (iii) the Permian Basin Gathering System. Total consideration for the assets is approximately $315 million.

     Historical operating and financial results are in the process of being audited, but unaudited information preliminarily indicates that the package of assets the Partnership is acquiring generated approximately $30 million of earnings before interest, depreciation, taxes and amortization ("EBITDA") during 2001 (estimated by the Partnership using unaudited historical data conformed to the Partnership's measurement of EBITDA from its existing assets). Allowing for a 12 to 18 month period to phase in the expense-related synergies, implement and commercialize operations and shut-down or otherwise optimize certain marginal assets included in the package, the Partnership anticipates that the projected EBITDA run rate will increase over time such that the EBITDA run rate for the third year under the Partnership's ownership is expected to be approximately $37.5 million.

     Terms of the Agreement

     Under the terms of the agreement, the Partnership will acquire from Shell for approximately $315 million cash (i) 100% of the outstanding partnership interests in Basin Pipeline Holdings LP, (ii) 100% of the outstanding partnership interests in Rancho Pipeline Holdings LP, (iii) the Permian Basin Gathering System and associated facilities and (iv) other small gathering assets.
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     Description of Assets to be Acquired

     Basin Pipeline System. The Basin Pipeline System is a 514-mile mainline crude oil transmission system with a capacity of approximately 290,000 barrels per day into Cushing. During 2001, system throughput (as measured by deliveries at Cushing) averaged approximately 216,000 barrels per day. The size of the pipe ranges from 20 to 24 inches in diameter. The Basin system consists of three primary movements of crude oil: (1) barrels are shipped from Jal, New Mexico to facilities in Wink and Midland, Texas, where they are exchanged and/or further shipped to refining centers; (2) barrels are shipped by refiners to the Mid-Continent region on the Midland to Wichita Falls segment, with some of the barrels delivered to third-party pipelines; and (3) foreign and Gulf of Mexico barrels are delivered into Basin at Wichita Falls and these volumes, along with volumes that originate out of West Texas and New Mexico, are shipped to Cushing for further distribution to Mid-Continent or Midwest refineries. The Basin system also includes approximately 5.1 million barrels of crude oil storage capacity. Shell's ownership interest in the system ranges from approximately 78% to 89% depending upon the segment.

     Rancho Pipeline System. The Rancho Pipeline System is a 24-inch, 458-mile mainline crude oil transmission system with a capacity of approximately 150,000 barrels per day. During 2001, system throughput averaged approximately 98,000 barrels per day. The Rancho system transports crude oil from McCamey, Texas, to the Houston Ship Channel where it connects to the Houston refining complex. The Rancho system includes approximately 1.1 million barrels of crude oil storage capacity. Shell's ownership interest in the system ranges from approximately 45% to 58% depending upon the segment.

     Permian Basin Gathering System. The Permian Basin Gathering System is comprised of a 100% ownership interest in approximately 17 gathering systems and nine trunk lines with connecting injection stations and storage facilities. The Permian Basin system gathered approximately 85,000 barrels per day in 2001. The Permian Basin system includes approximately 3.0 million barrels of crude oil storage capacity.

     Other. The LeFors Gathering System is located in the Texas Panhandle and consists of approximately 68 miles of active trunk and gathering pipelines. In addition, there are approximately 800,000 barrels of tankage at stations in West Texas and New Mexico that are connected to, but not included in, the pipeline systems discussed above.

     Financing

     The Partnership presently intends to fund the transaction using existing availability under the Partnership's revolving credit facility. The Partnership intends to closely monitor both the equity and debt markets for desirable re-financing alternatives.
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     Impact

     The following chart illustrates the quantitative impact of the assets to be acquired on selected operating and financial metrics of PAA:

                                       Pre-           Post-          Change
                                     Equilon         Equilon     --------------
              Metric              Transaction (1)  Transaction   Amount     %
              ------              ---------------  -----------   ------   -----
Operational
Pipeline Transportation
 Volumes (bpd)                         477,400        952,400    475,000    99%
Miles of Pipe Owned                      3,604          5,571      1,967    55%
Tankage Capacity (MBbls.)               13,648(2)      23,573      9,925    73%
Physical Barrels Handled (bpd)       1,005,900      1,480,900    475,000    47%

Financial
Total EBITDA (2002E) ($M)             $124,500       $157,700    $33,200(3) 27%

Notes:
(1) Source: Partnership 2001 10-K, 8-K guidance for 2002 filed on March 6, 2002, and other Partnership data.
(2) Includes the Partnership's Phase II and III construction projects at the Cushing Terminal, which will add a total of 2.2 million barrels of storage capacity.
(3) 2002 amount represents PAA's estimate for the Shell assets to be acquired, incorporating PAA's estimate of annualized operational and administrative cost savings relative to 2001 levels.

     Press Release

     The Partnership has issued a press release with respect to the transaction, which is attached hereto on Exhibit 99.1.

     Forward-Looking Statements And Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

..    Abrupt or severe production declines or production interruptions in outer continental shelf crude oil production located offshore California and transported on the All American Pipeline;

..    successful consummation of anticipated acquisitions;

..    successful integration and future performance of acquired assets;

..    the availability of adequate supplies of and demand for crude oil in the areas in which we operate;

..    the effects of competition;

..    the success of our risk management activities;
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..    the availability (or lack thereof) of acquisition or combination opportunities;

..    our ability to receive credit on satisfactory terms;

..    shortages or cost increases of power supplies, materials or labor;

..    weather interference with business operations or project construction

..    the impact of current and future laws and governmental regulations;

..    environmental liabilities that are not covered by an indemnity or insurance;

..    fluctuations in the debt and equity markets; and

..    general economic, market or business conditions.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Partnership's filings with the Securities and Exchange Commission ("SEC"), which are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PLAINS ALL AMERICAN PIPELINE, L.P.

Date:  May 6, 2002              By:  Plains AAP, L.P., its general partner

                                By:  Plains All American GP LLC,
                                      its general partner

                                By:      /s/ Phil Kramer
                                    -------------------------------------------
                                Name:    Phil Kramer
                                Title:   Executive Vice President and Chief
                                         Financial Officer
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                                  EXHIBIT INDEX

 Exhibit
 Number           Description
 -------          -----------
  99.1            Press Release dated May 6, 2002